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                                                                    Exhibit 99.2

                            AGREEMENT OF JOINT FILING

         Pursuant to 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13G (the "Statement") to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement.


                                    TYCO INTERNATIONAL LTD.


                                    By:     /S/ MARK H. SWARTZ
                                         ------------------------------------
                                            Name:  Mark H. Swartz
                                            Title: Executive Vice President and
                                                     Chief Financial Officer




                                    TGN HOLDINGS, LTD.


                                    By:     /S/ GLEN J. MISKIEWICZ
                                         ---------------------------------
                                           Name:    Glen J. Miskiewicz
                                           Title:   Vice President



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